Exhibit 10.1

LIVE PERSON, INC.

August 7, 2023

Via Email

Robert LoCascio

Re:	Further Agreement Concerning Your Transition

Dear Robert:

Further to our recent discussions around succession planning, this letter agreement, once accepted by you, confirms our further agreement concerning your transition from your employment with LivePerson, Inc. (the “Company”).

As we have discussed, this letter agreement confirms that: (a) effective immediately, you will assume the role of Special Advisor and shall no longer serve as Chief Executive Officer of the Company (“CEO”); (b) by virtue of your ceasing to serve as CEO, the prior agreement concerning your resignation from the Board of Directors of the Company (the “Board”) will be given immediate effect; and (c) consistent with the notice of non-renewal of the term of your employment previously delivered to you, your employment will continue according to the same terms and conditions of your Employment Agreement, effective December 27, 2017, with the Company (the “Employment Agreement”), except as modified herein, through December 31, 2023 (the “Term”), upon which time your employment will terminate.

As a Special Advisor to the Board, you will provide such advice and transition assistance as the Board may reasonably request from time to time. As you will continue to be an employee of the Company during the Term, you must comport yourself with the Company’s policies during this time, must obey the Board’s lawful directives, and may not engage in outside employment. Further, you agree that the end of the Term may be accelerated with immediate effect if, after the date hereof, you violate any lawful written directive from the Board concerning your conduct in relation to the Company and its affairs.

Except as set forth above, no other rights or obligations of the parties are affected by this letter agreement.

We thank you for your service and wish you the best of luck in your future endeavors.

Sincerely,

/s/ Jill Layfield
Jill Layfield,
Chairperson of the Board of Directors

AGREED TO AND ACCEPTED BY:

/s/ Robert LoCascio
Robert LoCascio